UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Beijing Med-Pharm Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0434726

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the
registration of a class of
securities pursuant to Section 12(b)
of the Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☐	If this form relates to the
registration of a class of
securities pursuant to Section 12(g)
of the Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☒

Securities Act registration statement file number to which this form relates:	333-121957 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock, par value $0.001 per share, to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-121957), as amended (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

Exhibit
Number	Description of Document

1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121957)).

2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121957)).

3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121957)).

4	Form of Warrant issued on April 26, 2004 by the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-121957)).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: July 1, 2005	By:	DAVID GAO
		Name:	David Gao
		Title:	President and Chief Executive Officer